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                                                                      EXHIBIT 21



                              UTILICORP UNITED INC.
                                  SUBSIDIARIES
                         1995 ANNUAL REPORT ON FORM 10-K


           Subsidiary                                   Jurisdiction of
           ----------                                    Incorporation
                                                        ----------------

     West Kootenay Power Ltd.                    Province of British Columbia

     UtilCo Group Inc.                           Delaware

     Aquila Energy Corporation                   Delaware

     UtiliCorp Asia Pacific Inc.                 Delaware